                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                               ATRION CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a(6)(i) and 0-11.
         (1)      Title of each class of securities to which transaction
                  applies:
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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the
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[ ]     Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount previously paid:
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                                                                   [ATRION LOGO]
FOR IMMEDIATE RELEASE


                      ATRION REPORTS FIRST QUARTER RESULTS

ALLEN, TEXAS (MAY 3, 1999) - ATRION CORPORATION (NASDAQ/NM - ATRI) TODAY ANNOUNCED EARNINGS FOR THE FIRST QUARTER OF $.13 PER DILUTED SHARE IN LINE WITH PREVIOUSLY ANNOUNCED EXPECTATIONS. NET INCOME WAS $.15 PER DILUTED SHARE IN THE FIRST QUARTER OF 1998. REVENUES FOR THE FIRST QUARTER INCREASED 14% TO $11,580,000 COMPARED WITH $10,162,000 IN THE FIRST QUARTER IN 1998. THE INCREASE IN REVENUES IN 1999 OVER THE FIRST QUARTER IN 1998 WAS PRIMARILY ATTRIBUTABLE TO THE INCLUSION FOR THE FULL QUARTER IN 1999 OF REVENUES FROM THE PRODUCT LINES AND OPERATIONS ACQUIRED ON JANUARY 30, 1998.

         COMMENTING ON THE COMPANY'S RESULTS, EMILE A. BATTAT, CHAIRMAN, SAID "OPERATING INCOME BEFORE INTEREST AND TAXES FOR THE 1999 FIRST QUARTER WAS HIGHER THAN IN THE FIRST QUARTER OF 1998 EVEN WITH THREE MONTHS OF INCREASED COSTS ASSOCIATED WITH THE DEVELOPMENT AND MARKETING OF OUR MYOCARDIAL PROTECTION SYSTEM (MPS) IN THE 1999 QUARTER COMPARED WITH TWO MONTHS OF THOSE COSTS IN THE FIRST QUARTER OF 1998. OUR 1999 FIRST QUARTER EARNINGS WERE ALSO SIGNIFICANTLY HIGHER THAN OUR EARNINGS PER SHARE OF $.07 IN EACH OF THE THIRD AND FOURTH QUARTERS OF 1998. THESE INCREASES REFLECT IMPROVEMENTS IN THE RESULTS OF OUR ESTABLISHED BUSINESSES AND REDUCTIONS IN CERTAIN CORPORATE EXPENSES. WE EXPECT THESE TRENDS TO CONTINUE FOR THE REST OF 1999 AND EXPECT SIGNIFICANTLY HIGHER PER SHARE EARNINGS FROM CONTINUING OPERATIONS FOR THE FULL YEAR COMPARED WITH 1998. WE ARE ALSO PLEASED WITH THE CONTINUED PROGRESS AND ACCEPTANCE OF OUR MPS SYSTEM."

         THE COMPANY REPURCHASED 136,600 SHARES OF ATRION COMMON DURING THE QUARTER ENDED MARCH 31, 1999 IN AN OPEN MARKET TRANSACTION. LAST WEEK, THE COMPANY COMPLETED THE PURCHASE OF AN ADDITIONAL 301,524 SHARES IN A DUTCH AUCTION TENDER OFFER. AFTER THESE REPURCHASES THE COMPANY'S BOOK VALUE NOW EXCEEDS $18.00 PER SHARE BASED UPON ITS 2,524,429 SHARES CURRENTLY OUTSTANDING.

         ATRION CORPORATION DESIGNS, DEVELOPS, MANUFACTURES, SELLS AND DISTRIBUTES MEDICAL PRODUCTS AND COMPONENTS TO MARKETS WORLDWIDE.

THE STATEMENTS IN THIS PRESS RELEASE THAT ARE FORWARD LOOKING ARE BASED UPON CURRENT EXPECTATIONS AND ACTUAL RESULTS MAY DIFFER MATERIALLY. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ATRION'S EXPECTATIONS REGARDING RESULTS FOR ESTABLISHED BUSINESSES AND THE LEVEL OF CORPORATE EXPENSES FOR THE REMAINDER OF 1999 AND THE COMPANY'S EARNINGS FROM CONTINUING OPERATIONS FOR THE FULL YEAR OF 1999. FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THE EFFECT OF CHANGING ECONOMIC AND BUSINESS CONDITIONS, MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS, CHANGES IN EXPECTED RESEARCH AND DEVELOPMENT REQUIREMENTS, CHANGES IN GROWTH OF THE MEDICAL PRODUCTS INDUSTRY AND OTHER FACTORS SET FORTH IN THE COMPANY'S FILINGS WITH THE SEC.

CONTACT:
JEFFERY STRICKLAND
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
(972) 390-9800

                               ATRION CORPORATION
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 THREE MONTHS ENDED
                                                       MARCH 31,
                                                 ------------------
                                                  1999          1998
                                                 -------      -------
REVENUES                                         $11,580      $10,162
COST OF GOODS SOLD                                 6,956        6,428
                                                 -------      -------
       GROSS PROFIT                                4,624        3,734
OPERATING EXPENSES                                 4,018        3,155
                                                 -------      -------
       OPERATING INCOME                              606          579
INTEREST INCOME (EXPENSE), NET                         6          193
OTHER INCOME, NET                                     11           28
                                                 -------      -------
       INCOME BEFORE INCOME TAXES                    623          800
INCOME TAX PROVISION                                 229          302
                                                 -------      -------
       NET INCOME                                $   394      $   498
                                                 =======      =======


EARNINGS PER BASIC SHARE                         $   .13      $   .15
                                                 =======      =======

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING          2,920        3,234
                                                 =======      =======


EARNINGS PER DILUTED SHARE                       $   .13      $   .15
                                                 =======      =======

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING        2,944        3,238
                                                 =======      =======


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                               ATRION CORPORATION
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                               March 31,    Dec. 31,
                                                                 1999         1998
                                                               -------      -------
ASSETS
Current assets:
    Cash and cash equivalents                                  $   181      $ 5,635
    Accounts receivable                                          7,763        7,278
    Inventories                                                  9,129        8,568
    Other current assets                                         1,878        1,358
                                                               -------      -------
        Total current assets                                    18,951       22,839
Property, plant and equipment, net                              23,919       17,394
Other assets                                                    20,199       20,182
                                                               -------      -------

                                                               $63,069      $60,415
                                                               =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                   $ 5,224      $ 3,929
    Current maturities of long-term debt                            --          203
                                                               -------      -------
        Total current liabilities                                5,224        4,132
Long-term debt                                                   2,170           --
Other non-current liabilities                                    6,965        6,914
Stockholders' equity                                            48,710       49,369
                                                               -------      -------
                                                               $63,069      $60,415
                                                               =======      =======

                                     -END-
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ON MAY 4, 1999 A COPY OF THE FOREGOING NEWS RELEASE ANNOUNCING FIRST QUARTER
RESULTS WAS SENT TO CERTAIN PERSONS ON ATRION CORPORATION'S NORMAL FACSIMILE DISTRIBUTION LIST. ON MAY 5, 1999 ATRION CORPORATION ADVISED EACH OF THOSE PERSONS THAT THE FOLLOWING INFORMATION WAS BEING PROVIDED TO THEM IN CONNECTION WITH THAT NEWS RELEASE AND FORWARDED SUCH INFORMATION TO EACH OF THOSE PERSONS.


                         CERTAIN ADDITIONAL INFORMATION


   ATRION CORPORATION (THE "COMPANY") IS ENGAGED IN AN "ELECTION CONTEST" FOR THE PURPOSE OF RULE 14A-11 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AS A RESULT OF THE PLANS OF THE ATRION STOCKHOLDER COMMITTEE AND ITS TWO MEMBERS TO SOLICIT PROXIES FOR THE ELECTION OF SUCH MEMBERS AS DIRECTORS OF THE COMPANY AT THE COMPANY'S 1999 ANNUAL MEETING IN OPPOSITION TO THE NOMINEES OF THE COMPANY'S BOARD OF DIRECTORS. RULE 14A-11 REQUIRES THAT CERTAIN INFORMATION BE PROVIDED WITH ANY "SOLICITATION" OF SECURITY HOLDERS PRIOR TO FURNISHING THEM A WRITTEN PROXY STATEMENT CONTAINING CERTAIN SPECIFIED INFORMATION. ALTHOUGH THE FOREGOING NEWS RELEASE MAY NOT CONSTITUTE A "SOLICITATION" WITHIN THE MEANING OF THE PROXY RULES UNDER THE EXCHANGE ACT, THE INFORMATION SET FORTH BELOW IS FURNISHED IN THE EVENT THAT SUCH NEWS RELEASE IS DEEMED TO CONSTITUTE A "SOLICITATION."

   THE COMPANY AND CERTAIN OTHER PERSONS NAMED BELOW MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE COMPANY'S 1999 ANNUAL MEETING OF STOCKHOLDERS. THE PARTICIPANTS IN THIS SOLICITATION MAY INCLUDE THE FOLLOWING DIRECTORS OF THE COMPANY OR OFFICERS OR EMPLOYEES OF THE COMPANY OR ITS SUBSIDIARIES WHO, AS OF APRIL 27, 1999, BENEFICIALLY OWNED (AS DETERMINED IN ACCORDANCE WITH RULE 13D-3 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY INDICATED:
(I) DIRECTORS: EMILE A. BATTAT, 88,300 SHARES (INCLUDING 24,000 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); RICHARD O. JACOBSON, 93,900 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); JEROME J. MCGRATH, 20,800 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); JOHN H. P. MALEY, 17,500 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); HUGH J. MORGAN, JR., 46,000 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); J. KENNETH SMITH, 21,220 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); ROGER F. STEBBING, 19,300 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); AND JOHN P. STUPP JR., 155,500 SHARES (INCLUDING 16,500 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); AND (II) OTHER MEMBERS OF MANAGEMENT OR EMPLOYEES OF THE COMPANY OR ITS SUBSIDIARIES: JEFFERY STRICKLAND (VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER OF THE COMPANY), 34,584 SHARES (INCLUDING 31,700 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); CHARLES S. GAMBLE (PRESIDENT, HALKEY-ROBERTS CORPORATION), 6,300 SHARES (INCLUDING 4,000 SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); MICHAEL S. BOYLAN (DIRECTOR OF MARKETING, QUEST MEDICAL, INC.), 1,500 SHARES (ALL OF WHICH ARE SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); KENNETH A. JONES (SENIOR VICE PRESIDENT OF OPERATIONS, QUEST MEDICAL, INC.), 5,000 SHARES (ALL OF WHICH ARE SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER); AND R. CHRIS KLEIN (CONTROLLER, QUEST MEDICAL, INC.), 600 SHARES (ALL OF WHICH ARE SHARES ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR WITHIN 60 DAYS THEREAFTER). ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY BENEFICIALLY OWNED 503,404 SHARES OF COMMON STOCK OF THE COMPANY (INCLUDING 175,200 SHARES



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OF COMMON STOCK ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON APRIL 27, 1999 OR
WITHIN 60 DAYS THEREAFTER) AS OF APRIL 27, 1999, CONSTITUTING 18.2% OF THE SUM OF (I) THE 2,524,429 SHARES OF COMMON STOCK OUTSTANDING AT THE CLOSE OF BUSINESS ON APRIL 27, 1999 AND (II) THE 237,200 SHARES OF COMMON STOCK ISSUABLE PURSUANT TO OPTIONS EXERCISABLE ON THAT DATE OR WITHIN 60 DAYS THEREAFTER.